EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
ESTIMATED SECOND QUARTER 2020 RESULTS,
JULY 2020 MONTHLY DIVIDEND AND
JUNE 30, 2020 RMBS PORTFOLIO CHARACTERISTICS

•	July 2020 Monthly Dividend of $0.06 Per Share
•	Estimated Book Value Per Share as of June 30, 2020 of $5.22
•	Estimated GAAP net income of $0.74 per share for the quarter ended June 30, 2020, including an estimated $0.43 per share of net realized and unrealized gains on RMBS and derivative instruments
•	Estimated 15.8% total return on equity for the quarter
•	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of June 30, 2020
•	Next Dividend Announcement Expected August 19, 2020

Vero Beach, Fla., July 15, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of July 2020. The dividend of $0.06 per share will be paid August 27, 2020 to holders of record on July 31, 2020, with an ex-dividend date of July 30, 2020. The Company plans on announcing its next dividend after the Board’s meeting on August 19, 2020.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 15, 2020 and June 30, 2020, the Company had 66,220,664 shares outstanding. At March 31, 2020, the Company had 66,236,639 shares outstanding.

Estimated June 30, 2020 Book Value Per Share

The Company’s estimated book value per share as of June 30, 2020 was $5.22.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2020, the Company's preliminary estimated total stockholders' equity was approximately $346.0 million with 66,220,664 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.74, which includes $0.43 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended June 30, 2020.  These amounts compare to total dividends declared during the quarter of $0.165 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended June 30, 2020 was 15.8%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.73 per share, comprised of dividends per share of $0.165 and an increase in book value per share of $0.57 from March 31, 2020.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2020 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended June 30, 2020, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae, and CMOs, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Jun 2020	Apr - Jun	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jul)	in Jul)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Post Reset ARM	$940	$957	0.03%	$101.81	4.51%	4.96%	191	170	0.00%	0.00%	$2	$(2)
Fixed Rate CMO	152,286	162,516	4.63%	106.72	4.00%	4.40%	36	320	19.16%	20.96%	374	(467)
15yr 2.0 TBA	200,000	206,500	5.88%	103.25	2.00%	n/a	n/a	n/a	n/a	n/a	2,187	(2,720)
15yr 4.0	1,246	1,349	0.04%	108.25	4.00%	4.49%	26	140	0.64%	61.47%	17	(17)
15yr Total	201,246	207,849	5.92%	103.28	2.01%	4.49%	26	140	0.64%	61.47%	2,204	(2,737)
30yr 2.5	279,671	294,458	8.39%	105.29	2.50%	3.56%	2	358	0.26%	0.00%	2,206	(4,986)
30yr 3.0	360,757	382,943	10.91%	106.15	3.00%	3.88%	6	349	11.14%	8.18%	2,439	(3,939)
30yr 3.5	1,222,582	1,333,076	37.97%	109.04	3.50%	4.03%	9	347	13.43%	12.68%	13,206	(17,773)
30yr 4.0	483,139	538,203	15.33%	111.40	4.00%	4.52%	16	340	14.99%	12.17%	7,304	(8,662)
30yr 4.5	333,225	374,186	10.66%	112.29	4.50%	5.00%	16	341	21.36%	18.96%	3,362	(3,811)
30yr 5.0	159,346	180,815	5.15%	113.47	5.00%	5.56%	24	331	18.14%	22.73%	1,925	(2,058)
30yr Total	2,838,720	3,103,681	88.39%	109.33	3.62%	4.25%	11	346	13.30%	13.41%	30,442	(41,229)
Total Pass Through RMBS	3,193,192	3,475,003	98.97%	108.83	3.54%	4.25%	12	344	13.59%	13.86%	33,022	(44,435)
Structured RMBS
Interest-Only Securities	345,144	36,259	1.03%	10.51	4.00%	4.59%	73	274	37.81%	35.27%	(1,718)	3,313
Total Structured RMBS	345,144	36,259	1.03%	10.51	4.00%	4.59%	73	274	37.81%	35.27%	(1,718)	3,313
Total Mortgage Assets	$3,538,336	$3,511,262	100.00%		3.59%	4.29%	18	337	16.09%	16.31%	$31,304	$(41,122)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(50,000)	Dec-2021									$(375)	$375
Swaps	(820,000)	Apr-2025									(16,497)	20,769
5-Year Treasury	(140,000)	May-2025									(3,463)	3,371
5-Year Treasury Futures	(69,000)	Sep-2020									(2,208)	2,197
Swaptions	(645,800)	Sep-2021(2)									(2,174)	3,965
Hedge Total	$(1,724,800)										$(24,717)	$30,677
Rate Shock Grand Total											$6,587	$(10,445)
(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year treasury futures contracts were valued at prices of $125.74 at June 30, 2020. The market value of the short position was $86.8 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of June 30, 2020			As of June 30, 2020
Fannie Mae	$2,129,746	64.4%	Non-Whole Pool Assets	$293,022	8.9%
Freddie Mac	1,175,016	35.6%	Whole Pool Assets	3,011,740	91.1%
Total Mortgage Assets	$3,304,762	100.0%	Total Mortgage Assets	$3,304,762	100.0%

(1)	Amounts in the tables above exclude long TBA positions with a market value of approximately $206.5 million.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of June 30, 2020	Borrowings	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$382,893	11.9%	0.25%	12	7/20/2020
Wells Fargo Bank, N.A.	340,088	10.7%	0.30%	30	8/11/2020
Merrill Lynch, Pierce, Fenner & Smith	288,424	9.1%	0.29%	14	7/14/2020
J.P. Morgan Securities LLC	265,699	8.4%	0.29%	74	9/14/2020
Mitsubishi UFJ Securities (USA), Inc	259,269	8.2%	0.26%	16	7/27/2020
ABN AMRO Bank N.V.	236,797	7.5%	0.28%	25	8/12/2020
Cantor Fitzgerald & Co	235,396	7.4%	0.28%	20	9/15/2020
ASL Capital Markets Inc.	221,283	7.0%	0.29%	14	7/20/2020
Citigroup Global Markets Inc	205,809	6.5%	0.28%	39	8/13/2020
RBC Capital Markets, LLC	202,389	6.4%	0.37%	26	7/28/2020
ING Financial Markets LLC	115,493	3.6%	0.29%	19	7/20/2020
Daiwa Securities America Inc.	83,184	2.6%	0.32%	27	8/12/2020
Bank of Montreal	81,544	2.6%	0.26%	14	7/14/2020
South Street Securities, LLC	77,817	2.5%	0.29%	216	5/13/2021
ED&F Man Capital Markets Inc	62,832	2.0%	0.23%	39	9/11/2020
Lucid Cash Fund USG LLC	52,172	1.6%	0.31%	16	7/16/2020
J.V.B. Financial Group, LLC	26,270	0.8%	0.30%	107	10/15/2020
Barclays Capital Inc	25,863	0.8%	0.33%	10	7/10/2020
Austin Atlantic Asset Management Co.	11,428	0.4%	0.30%	1	7/1/2020
Mizuho Securities USA, Inc(1)	89	0.0%	0.00%	0	n/a
Total Borrowings	$3,174,739	100.0%	0.29%	31	5/13/2021

(1)	At June 30, 2020, the outstanding repurchase agreement balance with Mizuho Securities USA, Inc. consisted entirely of cash posted as margin.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400